UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2014
Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (832) 327-2255
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 10, 2014, Vanguard Natural Resources, LLC (the “Company”) and certain subsidiaries of the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and UBS Securities LLC, as joint book-running managers and representatives of the several underwriters named therein (the “Underwriters”), with respect to the offering and sale by the Company of 4,000,000 7.75% Series C Cumulative Redeemable Perpetual Preferred Units (the “Firm Units”) representing preferred equity interests in the Company (the “Preferred Units”) at a price to the public of $25.00 per Preferred Unit ($24.2125 per Preferred Unit, net of underwriting discount). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 600,000 Preferred Units (together with the Firm Units, the “Units”) on the same terms as the Firm Units. The Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-179050) of the Company, as amended by Post-Effective Amendment No. 1 filed on June 12, 2013, Post-Effective Amendment No. 2 filed on March 4, 2014 and Post-Effective Amendment No. 3 filed on September 10, 2014, and as supplemented by the Prospectus Supplement dated September 10, 2014 relating to the Units, filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) of the Securities Act on September 12, 2014. The Company will pay cumulative dividends in cash on the Preferred Units on a monthly basis at a rate of $1.9375 per unit, or 7.75% of the liquidation preference, per year. The net proceeds to the Company from the offering will be approximately $96.6 million, after deducting the underwriting discount and estimated offering expenses. The Company intends to use the net proceeds from the offering to repay a portion of its indebtedness.
In connection with the offering, Vinson & Elkins L.L.P. issued an opinion as to the legality of the Preferred Units to be sold in the offering, which opinion is filed as Exhibit 5.1 to this Current Report, and an opinion as to certain tax matters with respect to the offering, which opinion is filed as Exhibit 8.1 to this Current Report.
The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on one hand, and the Underwriters, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company agreed not to issue any preferred units of the Company for a period of 60 days after September 10, 2014, without the prior written consent of Morgan Stanley & Co. LLC, subject to certain exceptions.
The Underwriters and their related entities have performed and may perform investment and commercial banking and advisory services for the Company and its affiliates from time to time, for which they have received and may receive customary fees and reimbursement of expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business. Certain of the underwriters and their affiliates are lenders under the Company’s senior secured reserve-based credit facility and will receive a portion of the proceeds from this offering through the repayment of indebtedness thereunder.
The summary of the Underwriting Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
Exhibit 1.1
Underwriting Agreement dated September 10, 2014, by and among Vanguard Natural Resources, LLC and certain of its subsidiaries party thereto, and Morgan Stanley & Co. LLC, and UBS Securities LLC as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Series C Preferred Units.
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibits 5.1 and 8.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Richard A. Robert
	Name:	Richard A. Robert
	Title:	Executive Vice President, Chief Financial
Officer and Secretary (Principal Financial
Officer and Principal Accounting Officer)
September 15, 2014

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
Exhibit 1.1
Underwriting Agreement dated September 10, 2014, by and among Vanguard Natural Resources, LLC and certain of its subsidiaries party thereto, and Morgan Stanley & Co. LLC, and UBS Securities LLC as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Series C Preferred Units.
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibits 5.1 and 8.1).